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                                                                    EXHIBIT 10.9


        THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1993 AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATING THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

        THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF FOR A PERIOD OF 90 DAYS AFTER THE DATE OF THIS CERTIFICATE, AND THEREAFTER MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY IN THE UNITED STATES OF AMERICA, ITS TERRITORIES OR POSSESSIONS, OR TO A CITIZEN, NATIONAL OR RESIDENT OF, OR AN ENTITY ORGANIZED OR CHARTERED UNDER THE LAWS OF, OR RESIDENT IN, THE UNITED STATES OF AMERICA, ITS TERRITORIES OR POSSESSIONS, UNLESS (i) THE TRANSACTION IS REGISTERED UNDER THE SECURITIES ACT OF 1993 (THE "ACT") AND ALL APPLICABLE STATE SECURITIES LAWS OR (ii) AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND ALL APPLICABLE STATE SECURITIES LAWS IS AVAILABLE AND THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL TO SUCH EFFECT SATISFACTORY TO IT.

                                                     Warrants to Purchase 50,000
                                                          Shares of Common Stock

                             MAI SYSTEMS CORPORATION

              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

                            Void after March 5, 2002


        THE WARRANTS evidenced by this Certificate have been issued in consideration, the receipt and sufficiency of which are acknowledged hereby, for
(1) the payment of ONE DOLLAR (US$1.00) by Richard S. Ressler (the "Purchaser") to MAI Systems Corporation (the "Company") and (2) the representations and warranties of the Purchaser made in that certain letter from the Purchaser to the Company dated as of March 6, 1997.

      THIS CERTIFICATE evidences the right of the Purchaser, for value received, to purchase 50,000 shares of $.01 par value Common Stock of the Company (the "Shares") at a price of Seven and 50/100 Dollars (US$7.50) per Share; subject, however, to the terms and conditions hereinafter set forth.

1. Term of Warrants. The Warrants may be exercised only during a period commencing on March 6, 1997 through the close of business on March 5, 2002 (the "Warrant Term") and may be exercised only in accordance with the terms and conditions hereinafter set forth.

2. Exercise of Warrants. The Warrants shall be exercisable as follows:

        (a) Right to Exercise. From time to time during the Warrant Term, the Purchaser shall have the right to exercise Warrants to purchase the maximum number of Shares specified in the following table:

                                          Aggregate Maximum Number of Shares for
  Portion of Warrant Term                         Which Warrants Are Exercisable
  -----------------------                         ------------------------------
  March 6, 1997 through March 5, 2002                            50,000

        (b) Method of Exercise, Payment; Issuance of New Warrant; Transfer and Exchange. Subject to the provisions of Subsection (a) of this Section 2, the Warrants may be exercised by the


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Purchaser, in whole or in part, by the surrender of this Certificate, properly endorsed, at the principal office of the Company, and by the payment to the Company by certified or cashier's check of the then applicable Warrant Price (as such term is hereafter defined). In the event of any exercise of the Warrants, certificates for the Shares so purchased shall be delivered to the Purchaser within a reasonable time after the Warrants shall have been so exercised, and unless the Warrants have expired, a new certificate representing the right to purchase the number of Shares, if any, with respect to which this Certificate shall not then have been exercised shall also be issued to the Purchaser within such time. All such new certificates shall be dated the date hereof and shall be identical with this Certificate except as to the number of Shares issuable pursuant thereto.

        (c) Restrictions on Exercise. The Warrants may not be exercised if the issuance of the Shares upon such exercise would constitute a violation of any applicable federal or state securities laws or other laws or regulations. As a condition to the exercise of the Warrants, the Company may require the Purchaser to make such representations and warranties to the Company as may be required by applicable law or regulation.

3. Stock Fully Paid; Reservation of Shares. The Company covenants and agrees that all Shares will, upon issuance and payment in accordance herewith, be fully paid, validly issued and nonassessable. The Company further covenants and agrees that during the Warrant Term the Company will at all times have authorized and reserved for the purpose of issuance upon exercise of the Warrants at least the maximum number of Shares as are issuable upon the exercise of the Warrant.

4. Adjustment of Purchase Price and Number of Shares. The number and kind of securities purchasable upon the exercise of the Warrants and the Warrant Price shall be subject to adjustment from time to time upon the happening of certain events, as follows:

      (a) Consolidation or Merger. If the Company at any time while the Warrants remain outstanding and unexpired shall sell all or substantially all of the assets of the Company to another corporation, merge, consolidate or reorganize the Company with or into another corporation as a result of which the Company is not the surviving corporation or as a result of which the outstanding shares of Common Stock are exchanged for or converted into cash or property or securities not of the Company (any of which shall constitute a "Reorganization"), the Company shall, at its option, either (i) make provision for the assumption of the Warrants by the successor corporation or a parent or a subsidiary thereof and the Warrants evidenced by this Certificate shall continue to vest in accordance with the schedule set forth in Section 2(a) hereof or (ii) the Company may declare, in the notice to be provided to the Purchaser pursuant to
Section 4(f) hereof, that the Warrants shall terminate on the effective date of such Reorganization and, provided termination shall not have occurred prior to the date of such Notice, give the Purchaser the right to exercise the Warrants prior to the effective date of such Reorganization as to all or any of the Shares, including any Shares as to which the Warrants would not otherwise be exercisable pursuant to Section 2(a) hereof. Notwithstanding anything in this
Section 4(a) to the contrary, the prior sentence shall be inoperative and of no force and effect if upon completion of any such Reorganization the stockholders of the Company Immediately prior to such event do not own at least fifty percent (50%) of the equity interest of the corporation resulting from such Reorganization and those Warrants which are unexercised shall expire upon the completion of such Reorganization if the notice required by Section 4(f) hereof has been duly given.

      (b) Reclassification. If the Company at any time while the Warrants remain outstanding and unexpired shall reclassify or in any manner change the securities then purchasable upon the exercise of the Warrants, then the number of shares which were purchasable or would have become purchasable under the warrants immediately prior to the reclassification shall be adjusted so that the Purchaser shall be entitled to receive the number and kind of shares or other securities of the Company which he would



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have owned or have been entitled to receive after the consummation of the reclassification had the Warrants been exercised immediately prior to the reclassification. An adjustment made pursuant to this Section 4(b) shall become effective immediately after the date of the reclassification, retroactive to the record date, if any.

        (c) Subdivision or Combination of Shares. If the Company at any time while the Warrants remain outstanding and unexpired shall subdivide or combine its Common Stock, the Warrant Price shall be adjusted to that price determined by multiplying the Warrant Price in effect immediately prior to such subdivision or combination by a fraction (i) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such subdivision or combination and (ii) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such subdivision or combination.

        (d) Certain Dividends and Distribution. If the Company at any time while the Warrants are outstanding and unexpired shall take a record of the holders of its Common Stock for the purpose of:

                (i) Stock Dividends. Entitling them to receive a dividend payable in, or other distribution without consideration of, Common Stock, then the Warrant Price shall be adjusted to that price determined by multiplying the Warrant Price in effect immediately prior to each dividend or distribution by a fraction (A) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution and
(B) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution; or

               (ii) Distribution of Assets, Securities, etc. Making any distribution without consideration with respect to its Common Stock (other than a cash dividend) payable otherwise than in its Common Stock, the Purchaser shall, upon the exercise thereof, be entitled to receive in addition to the number of Shares receivable thereupon, and without payment of any additional consideration thereof, such assets or securities as would have been payable to him as owner of that number of Shares receivable by exercise of the Warrants had he been holder of record of such Shares on the record date for such distribution.

        (e) Adjustment of Number of Shares. Upon each adjustment in the Warrant price pursuant to Subsections (c) or (d)(i) of this Section 4, the number of Shares purchasable hereunder shall be adjusted to that number determined by multiplying the number of Shares purchasable upon the exercise of the Warrants immediately prior to such adjustment by a fraction, the numerator of which shall be the Warrant price immediately prior to such adjustment and denominator of which shall be the Warrant Price immediately following such adjustment.

        (f) Notice. In case at any time:

               (i) The Company shall pay any dividend payable in stock upon its Common Stock or make any distribution, excluding a cash dividend, to the holders of its Common Stock;

               (ii) The Company shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

               (iii) There shall be any reclassification of the Common Stock of the Company, or consolidation or merger of the Company, with or sale of all or substantially all of its assets to, another corporation; or


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                (iv)    There shall be a voluntary or involuntary dissolution,
                        liquidation or winding up of the Company;

then, in any one or more of such cases, the Company shall give to the Purchaser at least ten (10) days' prior written notice (or, in the event of notice pursuant to Section 4(f)(iii), at least thirty (30) days' prior written notice) of the date on which the books of the Company shall close or record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect to any such reclassification, consolidation, merger, sale, dissolution, liquidation or winding up. Such notice in accordance with the foregoing clause shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and such notice in accordance with the foregoing clause shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be. Each such written notice shall be given by first-class mail, postage prepaid, addressed to the Purchaser at the address of the Purchaser as shown on the books of the Company.

        (g) No Change in Certificate. The form of this Certificate need not be changed because of the adjustment in the Warrant Price or in the number of Shares purchasable on its exercise. The Warrant Price or the number of Shares shall be considered to have been so changed as of the close of business on the date of adjustment.

5. Fractional Shares. No fractional Shares will be issued in connection with any subscription hereunder, but in lieu of such fractional Shares, the Company shall make payment therefor upon the basis of the fair market value of the Shares.

6. Non-transferability of Warrants. The Warrants may not be sold, pledged, assigned, hypothecated, gifted, transferred or disposed of in any manner, in whole or in part, without the prior written consent of the Company in its sole discretion.

7. No Rights as Stockholder. The holder of the Warrants, as such, shall not be entitled to vote or receive dividends or be considered a stockholder of the Company for any purpose, nor shall anything in this Certificate be construed to confer on such holder, as such, any rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action, to receive notice of meetings of stockholders, to receive dividends or subscription rights or otherwise.

8. Definitions. As used in this Certificate:

                (a) "Warrants" shall mean the rights evidenced by this Certificate.

                (b) "Warrant Price" shall mean Seven and 50/100 Dollars (US$7.50) as adjusted in accordance with Section 4 hereof.

  Dated as of March 6, 1997.

                                        MAI SYSTEMS CORPORATION

                                        By: /s/ GEORGE G. BAYZ
                                           -------------------------------------
                                           George G. Bayz
                                           President and Chief Executive Officer
Attest:

/s/ STANLEY P. WITKOW
----------------------------------
Stanley P. Witkow, Secretary

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